OncoSec Announces Second Quarter and YTD Results for Fiscal Year 2017

SAN DIEGO – March 16, 2017 — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the second quarter and year to date ended January 31, 2017.

“As we enter the next quarter, we are confident in our clinical and regulatory pathway for the development of our lead candidate, ImmunoPulse® IL-12, which we believe holds the greatest potential for patients who are anti-PD-1 non-responders,” said Punit Dhillon, President and CEO of OncoSec. “Since we‘ve secured Fast Track designation, our main objectives are focused on initiating the Phase IIb registration-directed trial in Stage III/IV melanoma anti-PD-1 non-responder population and finalizing a drug supply agreement for this trial.”

FINANCIAL RESULTS

For the second quarter of fiscal 2017 and the six months ended January 31, 2017, OncoSec reported a net loss of $5.4 million and $11.0 million, or $0.27 per share and $0.57 per share, respectively, compared to a net loss of $7.0 million and $14.1 million, or $0.42 per share and $0.89 per share, respectively, for the same periods last year. The decrease in net loss for the second quarter ended January 31, 2017, compared with the same period in 2016, resulted primarily from (i) a decrease in research and development expenses, mainly $1.2 million related to clinical trial costs that were lower due to a lower number of patient enrollments in a smaller number of actively enrolling trials as well as lower trial management costs; and, (ii) a decrease of $0.4 million related to lower salary and non-cash stock compensation costs. The decrease in net loss for the six months ended January 31, 2017, compared with the same period in 2016, resulted primarily from (i) a decrease in research and development expenses, mainly $1.8 million related to clinical trial costs and outside services that were lower due to a lower number of patient enrollments in a smaller number of actively enrolling trials as well as lower trial management costs; (ii) a decrease of $1.1 million related to lower salary and non-cash stock compensation costs; and, (iii) a decrease of $0.2 million related to lower accounting fees. There were no revenues for the three and six months ended January 31, 2017 or January 31, 2016.

Research and development expenses were $2.9 million and $6.0 million for the second quarter of fiscal 2016 and the six months ended January 31, 2017, respectively, compared to $4.1 million and $7.8 million for the same periods in 2016. General and administrative expenses were $2.5 million and $5.0 million for the second quarter of fiscal 2017 and the six months ended January 31, 2017, compared to $2.9 million and $6.3 million for the same period in 2016.

At January 31, 2017, OncoSec had $20.5 million in cash and cash equivalents, as compared to $28.7 million of cash and cash equivalents at July 31, 2016. OncoSec expects these funds to be sufficient to allow it to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse® is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as IL-12. In Phase I and II clinical trials, ImmunoPulse® IL-12 has demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various solid tumors as well as a systemic immune response. OncoSec‘s lead program, ImmunoPulse® IL-12, is currently in clinical development for several indications, including metastatic melanoma and triple-negative breast cancer. The program‘s current focus is on the significant unmet medical need in patients with melanoma who are refractory or non-responsive to anti-PD-1/PD-L1 therapies. In addition to ImmunoPulse® IL-12, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse® platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “objective,” “expect,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management‘s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following: uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; unexpected new data, safety and technical issues; our ability to raise additional funding necessary to fund continued operations; and the other factors discussed in OncoSec‘s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

OncoSec Medical Incorporated

Condensed Consolidated Balance Sheet and Condensed Balance Sheet

	January 31, 2017	July 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$20,541,455	$28,746,224
Prepaid expenses and other current assets	793,612	671,184
Total Current Assets	21,335,067	29,417,408
Property and equipment, net	2,589,063	2,799,930
Other long-term assets	383,780	189,309
Total Assets	$24,307,910	$32,406,647

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,296,824	$3,223,327
Accrued compensation	116,930	242,924
Total Current Liabilities	3,413,754	3,466,251
Other long-term liabilities	1,193,230	887,292
Total Liabilities	4,606,984	4,353,543

Commitments and Contingencies

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 19,734,645 and 18,036,263 common shares as of January 31, 2017 and July 31, 2016, respectively	25,439	25,269
Additional paid-in capital	91,196,781	88,233,965
Warrants issued and outstanding — 11,286,995 and 12,859,286 warrants as of January 31, 2017 and July 31, 2016, respectively	12,964,244	13,288,527
Accumulated other comprehensive income	14	-
Accumulated deficit	(84,485,552)	(73,494,657)
Total Stockholders’ Equity	19,700,926	28,053,104
Total Liabilities and Stockholders’ Equity	$24,307,910	$32,406,647

The notes are an integral part of these condensed consolidated financial statements.

OncoSec Medical Incorporated

Condensed Consolidated Statements of Operations and Condensed Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2016	January 31, 2017	January 31, 2016
Revenue	$-	$-	$-	$-
Expenses:
Research and development	2,882,611	4,113,582	5,982,351	7,772,895
General and administrative	2,504,700	2,924,138	5,007,152	6,300,044
Loss before income taxes	(5,387,311)	(7,037,720)	(10,989,503)	(14,072,939)
Provision for income taxes	-	-	1,391	2,172
Net loss	$(5,387,311)	$(7,037,720)	$(10,990,894)	$(14,075,111)
Basic and diluted net loss per common share	$(0.27)	$(0.42)	$(0.57)	$(0.89)
Weighted average shares used in computing basic and diluted net loss per common share	19,733,015	16,761,586	19,376,998	15,794,970

The notes are an integral part of these condensed consolidated financial statements.

OncoSec Medical Incorporated

Condensed Consolidated Statements of Comprehensive Loss and Condensed Statements of Comprehensive Loss (unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2016	January 31, 2017	January 31, 2016
Net Loss	$(5,387,311)	$(7,037,720)	$(10,990,894)	$(14,075,111)
Foreign currency translation adjustments	23	-	14	-
Comprehensive Loss	$(5,387,288)	$(7,037,720)	$(10,990,880)	$(14,075,111)

The notes are an integral part of these condensed consolidated financial statements.

OncoSec Medical Incorporated

Condensed Consolidated Statement of Cash Flows and Condensed Statement of Cash Flows (unaudited)

	Six Months Ended
	January 31, 2017	January 31, 2016
Operating activities
Net loss	$(10,990,894)	$(14,075,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	189,039	151,601
Loss on disposal of property and equipment	-	41,989
Stock-based compensation	2,596,280	3,030,225
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other current assets	(122,428)	313,499
(Increase) in other long-term assets	(163,064)	25,751
Increase in accounts payable and accrued liabilities	73,497	1,100,097
Increase (decrease) in accrued compensation	(125,994)	104,237
Increase in other long-term liabilities	305,936	292,534
Net cash used in operating activities	(8,235,628)	(9,015,178)
Investing activities
Purchases of property and equipment	(9,578)	(1,060,910)
Net cash used in investing activities	(9,578)	(1,060,910)
Financing activities
Proceeds from issuance of common stock and warrants	-	7,500,010
Payment of financing and offering costs	-	(613,915)
Proceeds from exercise of warrants (Sabby)	16,808	-
Proceeds from issuance of common stock (ESPP)	25,615	-
Net cash provided by financing activities	42,423	6,886,095
Effect of exchange rate changes on cash	14	-
Net (decrease) in cash	(8,204,769)	(3,189,993)
Cash and cash equivalents, at beginning of period	28,746,224	32,035,264
Cash and cash equivalents, at end of period	$20,541,455	$28,845,271

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$1,391	$2,172

Noncash investing and financing transaction:
Fair value of placement agent warrants issued in the public offering	$-	$242,143
Issuance of common stock in connection with a contractual agreement	$-	$55,500
Noncash expiration of warrants	309,477	-

The notes are an integral part of these condensed consolidated financial statements

CONTACTS:

Investor Relations:

OncoSec Medical Incorporated

Phone: 855-662-6732

investors@oncosec.com

Media:

Laura Radocaj

DGI Comm

Phone: 212-825-3210

media@oncosec.com